Exhibit 10.4
First Amendment to Insight Enterprises, Inc. 2007 Omnibus Plan
Insight Enterprises, Inc. (the “Company”) previously approved and adopted the Insight Enterprises, Inc. 2007 Omnibus Plan (the “Plan”).  By this instrument, the Company desires to amend the Plan to clarify certain provisions relating to forfeiture restrictions and grants of discretionary awards to non-employee directors.
1. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.
2. Except as other provided, this Amendment shall be effective as of the date set forth below.
3. Section 3.1 (Administration of the Plan) is hereby amended and restated as follows:
The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto, and an “independent director” within the meaning of Nasdaq Marketplace Rule 4200. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan. Notwithstanding the foregoing, discretionary awards to nonemployee directors may only be made by the Compensation Committee.
4. Section 4.3 of the Plan (Limitations) is hereby amended and restated as follows:
Notwithstanding any other provisions of the Plan to the contrary, Awards granted with respect to 90% of the shares authorized for issuance under the Plan, other than Awards of Options or SARs shall, at a minimum, be subject to a forfeiture restriction for the lesser of (i) a three year period from the Grant Date, over which the forfeiture restriction lapses periodically based primarily on continuous service to the Company or a Related Company, and (ii) one year from Grant Date for a forfeiture restriction that lapses based primarily upon the accomplishment of performance goals determined by the Committee in its discretion. In no event shall the Committee have the right, without shareholder approval, to cancel, waive or amend the provisions of this Section 4.3 other than in the event of death, Disability, Retirement, or a Company Transaction, Change in Control, sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company.

5. Section 7.4 of the Plan (Exercise of Options) is hereby amended and restated as follows:
Subject to Section 4.3, the Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
6. Section 10.3 of the Plan (Waiver of Restrictions) is hereby amended and restated as follows:
Subject to Sections 4.3 and 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
Adopted by the Compensation Committee effective August 12, 2008.